UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 1, 2019

Newmont Goldcorp Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle, Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.60 per share	NEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Joint Venture Transaction

As previously disclosed in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 12, 2019, Newmont Goldcorp Corporation (formerly known as Newmont Mining Corporation), a Delaware corporation (“Newmont Goldcorp” or the “Company”), entered into an implementation agreement with Barrick Gold Corporation (“Barrick”) on March 10, 2019 to establish a joint venture to combine certain of Newmont Goldcorp’s and Barrick’s respective Nevada operations and assets (the “joint venture transaction”).

On July 1, 2019, Nevada Gold Mines LLC, the newly-formed joint venture company (“Nevada Gold Mines”), announced that Newmont Goldcorp and Barrick have successfully concluded the joint venture transaction. Nevada Gold Mines is owned 61.5% and operated by Barrick, and owned 38.5% by Newmont Goldcorp.

Guaranty

In connection with the transfer of certain assets, properties and rights of Newmont USA Limited, a wholly-owned subsidiary of Newmont Goldcorp (“NUSA”), to Nevada Gold Mines pursuant to the joint venture transaction, Newmont Goldcorp, NUSA, as existing guarantor, Nevada Gold Mines, as new guarantor, and The Bank of New York Mellon Trust Company, N.A., as successor-in-interest to Citibank, N.A., as trustee (the “Trustee”), executed the First Supplemental Indenture, dated as of July 1, 2019 (the “First Supplemental Indenture”), to the indenture, dated as of March 22, 2005 (the “Indenture”), by and among Newmont, NUSA and the Trustee, pursuant to which the Company has issued $600.0 million in aggregate principal amount of its 5.875% Notes due 2035 (the “Notes”), which are currently outstanding. Pursuant to the First Supplemental Indenture, Nevada Gold Mines expressly assumed the due and punctual performance and observance of all of the covenants and conditions of NUSA under the Indenture and the Notes and agreed to provide a full and unconditional Guaranty (as defined in the Indenture) on the terms and subject to the conditions set forth in the Indenture, including Article Twelve thereof. Accordingly, upon the execution of the First Supplemental Indenture, NUSA and Nevada Gold Mines have jointly and severally guaranteed the obligations of Newmont Goldcorp under the Indenture and the Notes.

The foregoing description of the First Supplemental Indenture does not purport to be a complete description of all the parties’ rights and obligations under the First Supplemental Indenture and is qualified in its entirety by reference to the First Supplemental Indenture, a copy of which will be filed as an exhibit to an additional Current Report on Form 8-K the Company intends to file within four business days of this report and incorporate therein by reference that will provide details about the joint venture transaction and the Guaranty.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filings.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT GOLDCORP CORPORATION

Date: July 1, 2019	By:	/s/ Logan Hennessey
Logan Hennessey
Vice President, Associate General Counsel and Corporate Secretary

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